Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER 2015 RESULTS; AND REAFFIRMS 2015 GUIDANCE

RUTLAND, VERMONT (October 23, 2015) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its results for the period ended September 30, 2015.

Highlights for the Three and Nine Months Ended September 30, 2015:

•	Revenues were $146.2 million for the third quarter, up $4.3 million, or 3.0%, from the same period in 2014. Revenues year-to-date were $406.5 million, up $14.1 million, or 3.6%, from the same period in 2014.

•	Adjusted EBITDA* was $33.1 million for the third quarter, up $2.4 million, or 7.8%, from the same period in 2014. Adjusted EBITDA year-to-date was $78.3 million, up $5.9 million, or 8.1%, from the same period in 2014.

•	Operating income for the third quarter was $12.7 million, up $2.1 million, or 19.5%, from the same period in 2014. Operating income year-to-date was $27.2 million, up $20.7 million, or 319.5%, from the same period in 2014.

•	Free Cash Flow* for the third quarter was $0.8 million, up $7.0 million from the same period in 2014. Free Cash Flow year-to-date was $11.6 million, up $19.8 million from the same period in 2014.

•	Overall solid waste pricing for the third quarter was up 2.9%, mainly driven by strong residential and commercial collection pricing up 5.2%.

“During our third quarter, we continued to execute well against our key strategies of increasing landfill returns, improving collection route profitability, creating incremental value through resource solutions, reducing financial and operational risks, and improving our balance sheet,” said John W. Casella, Chairman and CEO of Casella Waste Systems. “I am pleased with the third quarter results and our continued improvement across our key operating and financial metrics.”

“As a result, we continued to expand Adjusted EBITDA margins, up roughly 100 bps year-over-year, and we used positive free cash flow generated on a year-to-date basis to repay debt during the quarter,” Casella said. “We repurchased and permanently retired $9.7 million of our 7.75% Senior Subordinated Notes due 2019 during the quarter, demonstrating our commitment to reduce leverage and accelerate free cash flow generation by retiring our highest cost debt. With our continued cash flow growth and debt repayment during the third quarter, we reduced our consolidated leverage ratio as defined by our ABL Revolver to 4.98x as of September 30, 2015, down from 5.43x on March 31, 2015.”

“From an operating standpoint, our solid waste pricing programs continued to gain traction in the quarter with overall solid waste pricing up 2.9%, driven by strong residential and commercial pricing up 5.2% and higher pricing in the disposal line-of-business, with our average landfill price per ton up 3.3%,” Casella said. “These strong pricing gains were complemented by further improvements in our operating efficiency programs with our fleet and routing programs driving lower costs.”

“We continued to have success implementing the Sustainability/Recycling Adjustment (“SRA”) fee to offset lower recycling commodity prices and driving higher returns in the recycling line-of-business,” Casella said. “Through the third quarter we have rolled out the SRA fee to over 80% of our target collection customers.”

For the third quarter, revenues were $146.2 million, up $4.3 million, or 3.0%, from the same period in 2014, with revenue growth mainly driven by strong collection and disposal pricing, continued growth in solid waste and recycling volumes, partially offset by lower recycling commodity pricing, lower energy pricing and lower processing volumes.

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Adjusted EBITDA was $33.1 million for the quarter, up $2.4 million, or 7.8%, from the same three-month period in 2014 mainly driven by strong performance in the collection line-of-business, where strong pricing and volume growth was complemented by continued cost controls and operating efficiency programs. Operating income was $12.7 million for the quarter, up $2.1 million from the same period in 2014. Adjusted Operating Income* was $13.2 million, up $2.2 million from the same period in 2014.

The company’s net income attributable to common stockholders was $2.3 million, or $0.06 per common share for the quarter, compared to net income of $1.1 million, or $0.03 per common share for the same period in 2014. The third quarter includes $0.5 million of proxy contest costs and a $0.3 million loss on debt extinguishment, while the same period in 2014 included $0.4 million of other unusual items, primarily relating to fiscal year-end transition costs.

Free Cash Flow was $0.8 million in the quarter, as compared to ($6.3) million for the same period in 2014. Net cash provided by operating activities was $16.6 million in the quarter, as compared to $14.8 million for the same period in 2014.

For the nine months ended September 30, 2015, revenues were $406.5 million, up $14.1 million, or 3.6%, from the same period in 2014, mainly driven by strong collection pricing and higher disposal and recycling volumes, partially offset by lower recycling commodity pricing and lower energy pricing.

Adjusted EBITDA was $78.3 million for the nine month period, up $5.9 million from the same period in 2014. Operating income was $27.2 million for the nine month period, up $20.7 million from the same period in 2014. Adjusted Operating Income was $22.3 million, up $7.2 million from the same period in 2014. The company’s net loss attributable to common stockholders was ($6.0) million, or ($0.15) per common share for the nine month period, compared to ($19.0) million, or ($0.47) per share for the same period in 2014.

Free Cash Flow was $11.6 million for the nine month period, as compared to ($8.2) million for the same period in 2014. Net cash provided by operating activities was $40.5 million for the nine month period, as compared to $37.3 million for the same period in 2014.

2015 Outlook

Given the solid performance for the nine months ended September 30, 2015, the company reaffirms its previously provided guidance for the year ending December 31, 2015 by estimating results in the following ranges:

•	Revenues between $525 million and $535 million;

•	Adjusted EBITDA between $103 million and $107 million; and

•	Free Cash Flow between $15 million and $19 million.

Conference call to discuss quarter

The company will host a conference call to discuss these results at 10:00 a.m. Eastern Time on Friday, October 23, 2015. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.

A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 55444991) until 11:59 p.m. ET on Friday, October 30, 2015.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States.

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For further information, investors should contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media should contact Joseph Fusco, Vice President at (802) 772-2247; and anyone may visit the company’s website at http://www.casella.com.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gains on asset sales, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, (gains) expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP measure.

The company also discloses earnings before interest, taxes, adjusted for gains on asset sales, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, (gains) expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP measure.

The company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, less assets acquired through financing leases, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, less contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP measure.

Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income or Free Cash Flow presented by other companies.

Safe Harbor Statement

Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations,

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estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and actions of activist investors and the cost and disruption of responding to those actions;. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-KT for the transition period ended December 31, 2014 and in our Form 10-Q for the quarterly period ended June 30, 2015.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$146,185	$141,924	$406,476	$392,400

Operating expenses:
Cost of operations	99,656	98,228	286,225	281,850
General and administration	17,448	17,211	52,324	49,192
Depreciation and amortization	16,385	15,787	46,374	46,562
Divestiture transactions	—	—	(5,611)	7,455
Development project charge	—	—	—	1,394
Severance and reorganization costs	—	—	—	430
Environmental remediation charge	—	75	—	75
Expense from divestiture, acquisition and financing costs	—	—	—	24
Gain on settlement of acquisition related contingent consideration	—	—	—	(1,058)

	133,489	131,301	379,312	385,924

Operating income	12,696	10,623	27,164	6,476

Other expense/(income):
Interest expense, net	10,031	9,440	30,096	28,439
Loss on debt extinguishment	345	—	866	—
Loss (gain) on derivative instruments	41	(82)	239	366
Income from equity method investments	—	—	—	(90)
Loss on sale of equity method investment	—	—	—	221
Other income	(178)	(204)	(387)	(772)

Other expense, net	10,239	9,154	30,814	28,164

Income (loss) before income taxes	2,457	1,469	(3,650)	(21,688)
Provision for income taxes	198	229	1,112	1,060

Net income (loss)	2,259	1,240	(4,762)	(22,748)

Less: Net (loss) income attributable to noncontrolling interests	(37)	160	1,189	(3,750)

Net income (loss) attributable to common stockholders	$2,296	$1,080	$(5,951)	$(18,998)

Basic weighted average common shares outstanding	40,810	40,313	40,560	40,074

Basic earnings per common share	$0.06	$0.03	$(0.15)	$(0.47)

Diluted weighted average common shares outstanding	41,283	40,581	40,560	40,074

Diluted earnings per common share	$0.06	$0.03	$(0.15)	$(0.47)

Adjusted EBITDA	$33,116	$30,716	$78,309	$72,453

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,019	$2,205
Restricted cash	—	76
Accounts receivable - trade, net of allowance for doubtful accounts	63,835	55,750
Other current assets	19,902	20,638

Total current assets	85,756	78,669

Property, plant and equipment, net of accumulated depreciation and amortization	397,378	414,542
Goodwill	118,976	119,170
Intangible assets, net	9,842	11,808
Restricted assets	5,283	6,632
Cost method investments	14,115	14,432
Other non-current assets	29,315	24,542

Total assets	$660,665	$669,795

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,306	$1,656
Accounts payable	50,106	48,518
Other accrued liabilities	29,485	36,258

Total current liabilities	80,897	86,432

Long-term debt and capital leases, less current maturities	530,439	534,055
Other long-term liabilities	64,885	61,328
Total stockholders’ deficit	(15,556)	(12,020)

Total liabilities and stockholders’ deficit	$660,665	$669,795

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2015	2014
Cash Flows from Operating Activities:
Net loss	$(4,762)	$(22,748)
Adjustments to reconcile net loss to net cash provided by operating activities -
Gain on sale of property and equipment	(137)	(349)
Depletion of landfill operating lease obligations	7,019	8,104
Interest accretion on landfill and environmental remediation liabilities	2,572	2,655
Stock-based compensation expense	2,325	1,740
Depreciation and amortization	46,374	46,562
Divestiture transactions	(5,611)	7,455
Development project charge	—	1,394
Gain on settlement of acquisition related contingent consideration	—	(1,058)
Amortization of discount of long-term debt	269	190
Loss on debt extinguishment	866	—
Loss on derivative instruments	239	366
Income from equity method investments	—	(90)
Loss on sale of equity method investment	—	221
Excess tax benefit on the vesting of share based awards	(179)	(14)
Deferred income taxes	627	901
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(9,072)	(8,065)

Net Cash Provided by Operating Activities	40,530	37,264

Cash Flows from Investing Activities:
Aquistions, net of cash acquired	—	(62)
Acquisition related additions to property, plant and equipment	—	(266)
Additions to property, plant and equipment	(31,038)	(43,014)
Payments on landfill operating lease contracts	(2,956)	(3,017)
Proceeds from divestiture transactions	5,335	—
Proceeds from sale of property and equipment	636	559
Proceeds from sale of equity method investment	—	597
Proceeds from property insurance settlement	546	—
Payments related to investments	—	(84)

Net Cash Used In Investing Activities	(27,477)	(45,287)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	296,929	134,560
Principal payments on long-term debt	(301,220)	(126,713)
Change in restricted cash	1,319	—
Payments of financing costs	(8,991)	(24)
Payment of redemption premium on long-term debt	(121)	—
Proceeds from the exercise of share based awards	161	286
Excess tax benefit on the vesting of share based awards	179	14
Distribution to noncontrolling interest holder	(1,495)	—

Net Cash (Used In) Provided By Financing Activities	(13,239)	8,123

Net Cash Provided By Discontinued Operations	—	263

Net (decrease) increase in cash and cash equivalents	(186)	363
Cash and cash equivalents, beginning of period	2,205	2,695

Cash and cash equivalents, end of period	$2,019	$3,058

Supplemental Disclosures of Cash Flow Information:
Cash interest	$33,364	$32,495
Cash income taxes, net of refunds	$31	$28
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Receivable due from noncontrolling interest holder	$—	$152

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Unaudited)

(In thousands)

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Income (Loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Income (Loss)	$2,259	$1,240	$(4,762)	$(22,748)
Provision for income taxes	198	229	1,112	1,060
Other expense (income), net	208	(286)	718	(275)
Interest expense, net	10,031	9,440	30,096	28,439
Gain on settlement of acquisition related contingent consideration	—	—	—	(1,058)
Expense from divestiture, acquisition and financing costs	—	—	—	24
Severance and reorganization costs	—	—	—	430
Environmental remediation charge	—	75		75
Development project charge	—	—	—	1,394
Divestiture transactions	—	—	(5,611)	7,455
Depreciation and amortization	16,385	15,787	46,374	46,562
Fiscal year-end transition costs	—	336	—	336
Proxy contest costs	507	—	791	—
Depletion of landfill operating lease obligations	2,660	3,066	7,019	8,104
Interest accretion on landfill and environmental remediation liabilities	868	829	2,572	2,655

Adjusted EBITDA	$33,116	$30,716	$78,309	$72,453
Depreciation and amortization	(16,385)	(15,787)	(46,374)	(46,562)
Depletion of landfill operating lease obligations	(2,660)	(3,066)	(7,019)	(8,104)
Interest accretion on landfill and environmental remediation liabilities	(868)	(829)	(2,572)	(2,655)

Adjusted Operating Income	$13,203	$11,034	$22,344	$15,132

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Cash Provided By Operating Activities	$16,641	$14,818	$40,530	$37,264
Capital expenditures (i)	(14,727)	(19,709)	(31,038)	(43,014)
Payments on landfill operating lease contracts	(1,531)	(1,491)	(2,956)	(3,017)
Proceeds from divestiture transactions	—	—	5,335	—
Proceeds from sale of property and equipment	377	111	636	559
Proceeds from property insurance settlement	—	—	546	—
Distribution to noncontrolling interest holder	—	—	(1,495)	—

Free Cash Flow	$760	$(6,271)	$11,558	$(8,208)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and nine months ended September 30, 2015 and 2014 are as follows:

	Three Months Ended September 30,
	2015	% of Total Revenue	2014	% of Total Revenue
Collection	$63,588	43.5%	$60,648	42.7%
Disposal	43,168	29.5%	39,561	27.9%
Power generation	1,694	1.2%	1,902	1.3%
Processing	1,866	1.3%	2,818	2.0%

Solid waste operations	110,316	75.5%	104,929	73.9%
Organics	9,753	6.6%	10,130	7.1%
Customer solutions	13,416	9.2%	13,559	9.6%
Recycling	12,700	8.7%	13,306	9.4%

Total revenues	$146,185	100.0%	$141,924	100.0%

	Nine Months Ended September 30,
	2015	% of Total Revenue	2014	% of Total Revenue
Collection	$177,550	43.7%	$171,559	43.7%
Disposal	114,999	28.3%	101,764	25.9%
Power generation	5,305	1.3%	7,249	1.8%
Processing	4,652	1.1%	7,343	1.9%

Solid waste operations	302,506	74.4%	287,915	73.3%
Organics	29,619	7.3%	30,121	7.7%
Customer solutions	39,895	9.8%	38,718	9.9%
Recycling	34,456	8.5%	35,646	9.1%

Total revenues	$406,476	100.0%	$392,400	100.0%

Components of revenue growth for the three months ended September 30, 2015 compared to the three months ended September 30, 2014 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$2,624	4.3%	2.5%	1.8%
Disposal	459	1.2%	0.4%	0.3%

Solid Waste Yield	3,083		2.9%	2.1%

Collection	605		0.6%	0.4%
Disposal	3,225		3.0%	2.3%
Processing	(644)		-0.6%	-0.5%

Solid Waste Volume	3,186		3.0%	2.2%

Fuel surcharge	(176)		-0.2%	-0.1%
Commodity price & volume	(509)		-0.5%	-0.3%
Acquisitions, net divestitures	(133)		-0.1%	-0.1%
Closed landfill	(64)		-0.1%	0.0%

Total Solid Waste	5,387		5.0%	3.8%

Organics	(377)			-0.3%

Customer Solutions	(143)			-0.1%

Recycling Operations:			% of Recycling Operations
Commodity price	(1,390)		-10.4%	-1.0%
Commodity volume	784		5.9%	0.6%

Total Recycling	(606)		-4.5%	-0.4%

Total Company	$4,261			3.0%

Solid Waste Internalization Rates by Region for the three and nine months ended September 30, 2015 and 2014 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Eastern region	57.5%	54.7%	50.6%	53.5%
Western region	70.9%	80.5%	72.2%	78.7%
Solid waste internalization	63.8%	67.3%	60.8%	65.8%

Components of Capital Expenditures for the three and nine months ended September 30, 2015 and 2014 are as follows (i):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total Growth Capital Expenditures	$938	$4,025	$3,387	$8,703

Replacement Capital Expenditures:
Landfill development	$6,334	$7,021	$11,952	$16,824
Vehicles, machinery, equipment and containers	6,330	7,866	13,037	15,432
Facilities	659	619	1,162	1,453
Other	466	178	1,500	602

Total Replacement Capital Expenditures	$13,789	$15,684	$27,651	$34,311

Total Growth and Replacement Capital Expenditures	$14,727	$19,709	$31,038	$43,014

(i)	Our capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.